Exhibit 99.1

National Vision Holdings, Inc. Increases Share Repurchase Authorization to $100 Million
Duluth, Ga., (November 29, 2021) -- National Vision Holdings, Inc. (NASDAQ: EYE) (“National Vision” or the “Company”) today announced that its Board of Directors has authorized an increase by $50 million to $100 million in the Company’s share repurchase program. Since the original $50 million program was authorized on November 8, 2021, approximately 1.0 million shares have been repurchased for a total consideration of $48.4 million.
Reade Fahs, chief executive officer, stated, “The share repurchase authorization was initially established with the principal intent of offsetting share dilution related to equity grants. Although that objective remains, we also believe that the current share price offers the Company the ability to purchase shares at an attractive price which will benefit our long-term stockholders. We remain confident in our business model, and our ability to continue to generate strong cash flows and deliver sustainable growth.”
The Board’s authorization permits the Company to make purchases of its Common Stock from time to time in the open market or privately negotiated transactions, and pursuant to pre-set trading plans meeting the requirements of all applicable securities laws and regulations. Shares may be repurchased under the program through December 30, 2023. The timing and amounts of any such repurchases will depend on a variety of factors, including the market price of the Company’s shares and general market and economic conditions. The Company expects to fund the share repurchases using cash on hand.
About National Vision Holdings, Inc.
National Vision Holdings, Inc. is the second largest optical retail company in the United States (by sales) with more than 1,200 stores in 44 states and Puerto Rico. With a mission of helping people by making quality eye care and eyewear more affordable and accessible, the company operates five retail brands: America’s Best Contacts & Eyeglasses, Eyeglass World, Vision Centers inside select Walmart stores, and Vista Opticals inside select Fred Meyer stores and on select military bases, and several e-commerce websites, offering a variety of products and services for customers’ eye care needs. For more information, please visit www.nationalvision.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include statements related to our current beliefs and expectations regarding the performance of our industry, the Company’s strategic direction, market position, prospects and future results. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Caution should be taken not to place undue reliance on any forward-looking statement as such statements speak only as of the date when made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. Forward-looking statements are not guarantees and are subject to various risks and uncertainties, which may cause actual results to differ materially from those implied in forward-looking statements. Information about factors that could cause National Vision’s results to differ materially from those described in the forward-looking statements can be found in filings by National Vision with the Securities and Exchange Commission (“SEC”), including our latest Annual Report on Form 10-K, our Quarterly Report on Form 10-Q filed on November 10, 2021, and subsequently filed reports, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC.

Contacts:
National Vision Holdings, Inc.
David Mann, Vice President of Investor Relations
(470) 448-2448
Investor.Relations@nationalvision.com

Racheal Peters, Manager of External Communications
(470) 448-2303
Media@nationalvision.com